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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 22, 2003, relating to the financial statements of Open Solutions Inc. and our report dated August 18, 2003 relating to the financial statements of Liberty FiTech Systems, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
August 28, 2003